SECOND MODIFICATION AGREEMENT

    This Second Modification Agreement (this “Agreement”) is made as of October 24, 2024 (the “Effective Date”), by and among 9460 WILSHIRE BLVD (BH) OWNER, L.P., a Delaware limited partnership, CIM/11600 WILSHIRE (LOS ANGELES), LP, a Delaware limited partnership, CIM/11620 WILSHIRE (LOS ANGELES), LP, a Delaware limited partnership, 1130 HOWARD (SF) OWNER, L.P., a Delaware limited partnership, CIM URBAN REIT PROPERTIES IX, L.P., a Delaware limited partnership, CIM/J STREET HOTEL SACRAMENTO, L.P., a California limited partnership, CIM/J STREET GARAGE SACRAMENTO, L.P., a California limited partnership, and TWO KAISER PLAZA (OAKLAND) OWNER, LLC, a Delaware limited liability company (individually and collectively, “Borrower”), the lenders (each a “Lender,” and, collectively, the “Lenders”) from time to time party to the Credit Agreement (as defined below), and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

Factual Background

A.Pursuant to that certain Amended and Restated Credit Agreement dated as of December 16, 2022, among Borrower, Lenders, and Administrative Agent, as amended by that certain Modification Agreement dated as of May 14, 2024 (the “First Modification”), and that certain letter agreement dated as of August 7, 2024 (the “Letter Agreement”) (collectively, as amended, restated or otherwise modified from time to time, the “Credit Agreement”), Lenders agreed to provide revolving loans and term loans (the “Facility”) to Borrower. Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.
B.The Facility is evidenced by Revolving Notes and Term Notes, as applicable.
C.The Notes are secured by, among other things, the Security Instruments.
D.CIM Urban Partners, L.P., a Delaware limited partnership, and Creative Media & Community Trust Corporation, a Maryland corporation (individually and collectively, (“Guarantor”), guaranteed Borrower’s obligations to Administrative Agent and Lenders in connection with the Facility pursuant to that certain Amended and Restated Guaranty dated as of December 16, 2022, executed by Guarantor in favor of Administrative Agent, for the benefit of the Lenders (as amended, restated or otherwise modified from time to time, the “Guaranty”).
E.In connection with the Facility, Borrower and Guarantor executed an Amended and Restated Environmental Indemnity Agreement (as amended, restated or otherwise modified from time to time, the “Environmental Indemnity”) dated as of December 16, 2022, in favor of Administrative Agent and the Lenders.
F.As used herein, the term “Loan Documents” means the Credit Agreement, the Notes, the Security Instruments, the Guaranty, the Environmental Indemnity and any other documents and agreements executed in connection with the Facility, including those which
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evidence, guarantee, secure or modify the Facility, as any or all of them may have been amended to date. This Agreement is a Loan Document.
G.As of the Effective Date, (i) the Total Outstandings are One Hundred Sixty-Nine Million Two Hundred Sixty-Three Thousand and No/100 Dollars ($169,263,000.00), and (ii) the aggregate Commitments and the Facility Amount are Two Hundred Six Million Two Hundred Thirty Thousand and No/100 Dollars ($206,230,000.00).
H.Borrower has requested and Administrative Agent and Lenders have agreed to modify the Facility as provided herein, all on the terms and conditions set forth herein.
I.Borrower, Administrative Agent and the Lenders now wish to modify the Facility as set forth below.
Agreement

    Therefore, Borrower, Administrative Agent and the Lenders agree as follows:

1.Recitals. The recitals set forth above in the Factual Background are true, accurate and correct.
2.Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under any Note or any other Loan Document.
3.Modification of Loan Documents. The Loan Documents are hereby amended as follows:
(a)Permanent Reduction of Aggregate Commitments; No Additional Loans.
(i)The aggregate Commitments and the Facility Amount are hereby permanently reduced from Two Hundred Six Million Two Hundred Thirty Thousand and No/100 Dollars ($206,230,000.00) to One Hundred Sixty-Nine Million Two Hundred Sixty-Three Thousand and No/100 Dollars ($169,263,000.00). Schedule 2.01 attached to the Credit Agreement is hereby amended and restated in its entirety by Schedule 2.01 attached hereto.
(ii)Section 2.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“2.12 Intentionally Omitted.”
(iii)Notwithstanding anything to the contrary set forth in the Loan Documents, (A) Borrower shall not request, and Lenders shall have no obligation to advance, any new Loans, and (B) any principal amount outstanding under the Facility that is repaid or prepaid may not be re-advanced or re-borrowed.

(b)Cash Flow Sweep.
(i)On or before April 1, 2025, Administrative Borrower shall establish an account at, and controlled by, Administrative Agent for the purpose of holding Excess Cash Flow (as defined below) deposits (the “Excess Cash Flow Account”).
(ii)Commencing on April 10, 2025 (the “Initial Deposit Date”) and on the tenth (10th) day of each calendar month thereafter until payment of the Obligations in full (other than contingent Obligations not yet due and payable and for which no demand has been made), Administrative Borrower shall deposit into the Excess Cash Flow Account an amount equal to the Excess Cash Flow for the preceding month. As used herein, “Excess Cash Flow” means, with respect to each period of determination, an amount equal to (A) all income, revenues, reimbursements and receipts of any kind whatsoever received by Borrower, on an aggregate basis, from the Borrowing Base Properties during such period, less (B) all operating expenses paid by Borrower, on an aggregate basis, in connection with the Borrowing Base Properties during such period, but excluding amounts paid or reserved for real estate tax payments and property insurance premium payments, less (C) interest paid by Borrower, on an aggregate basis, to Administrative Agent, and all other amounts paid by Borrower, on an aggregate basis, to Administrative Agent or any Lender, with respect to the Loans during such period. For the avoidance of doubt, unless approved by Administrative Agent in its discretion in each instance, the calculation of Excess Cash Flow for each month shall not be subject to reduction for amounts paid by any Borrower for (Y) tenant improvement obligations, tenant improvement allowances or leasing commissions, or (Z) capital improvements.
(iii)If, on the Initial Deposit Date, the Borrowers hold, in the aggregate, cash or cash equivalents in excess of an amount equal to two months of the Borrowing Base Properties’ average operating expenses, on a combined basis, based on the twelve month period preceding the Initial Deposit Date, as reasonably determined by Administrative Agent, in any account or group of accounts other than the Excess Cash Flow Account, Administrative Borrower shall (A) deposit (or cause the applicable Borrower(s) to deposit) on the Initial Deposit Date such excess amount in the Excess Cash Flow Account, to be held and/or distributed by Administrative Agent as provided in this Section 3(b), and (B) deliver to Administrative Agent current account statements for all such Borrower accounts other than the Excess Cash Flow Account.
(iv)Concurrently with each deposit of Excess Cash Flow required hereunder, Administrative Borrower shall deliver to Administrative Agent (A) a reasonably detailed accounting of such Excess Cash Flow deposit certified by Borrower as true, correct, and complete in all material respects, and (B) an operating statement for each Borrowing Base Property for the calendar month related to such Excess Cash Flow deposit (collectively, an “Excess Cash Flow Certificate”).
(v)Administrative Borrower shall, in each case, (A) complete and duly execute and deliver (as applicable) all documentation required by Administrative

Agent to establish the Excess Cash Flow Account (including Administrative Agent’s standard form of deposit account control agreement, blocked account agreement, or similar agreement), and (B) otherwise cooperate with Administrative Agent in all reasonable respects to establish the Excess Cash Flow Account, further evidence the pledge of the Excess Cash Flow Account to Administrative Agent, for the benefit of Lenders, and the perfection of such pledge. Borrower hereby grants to Administrative Agent a security interest in the Excess Cash Flow Account and all funds on deposit therein as additional security for the Obligations and agrees that it shall not, without obtaining the prior express written consent of Administrative Agent, further pledge, assign or grant any security interest in the Excess Cash Flow Account. Borrower agrees to hold in trust for the benefit of Administrative Agent on behalf of the Lenders all Excess Cash Flow in its possession prior to the deposit of such Excess Cash Flow into the Excess Cash Flow Account. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.
(vi)Borrowers may from time to time request disbursements of the funds on deposit in the Excess Cash Flow Account to pay or reimburse the applicable Borrower for (1) real estate tax payments and property insurance premium payments relating to a Borrowing Base Property, (2) tenant improvement obligations, tenant improvement allowances and leasing commissions which are the obligations of any Borrower arising pursuant to and in accordance with any Lease approved or deemed approved by Administrative Agent, and (3) capital expenditures relating to a Borrowing Base Property, as approved by Administrative Agent in its sole discretion, provided, however, that capital expenditures shall be deemed approved by Administrative Agent to the extent such capital expenditures are (AA) incurred in connection with capital improvement projects approved by Administrative Agent (which approval may be given or withheld in Administrative Agent’s sole discretion and may be conditioned upon review and approval of a related capital improvement project budget provided by the applicable Borrower to Administrative Agent), and (BB) in accordance with any related capital improvement project budget approved by Administrative Agent. In addition, if, after the implementation of the cash flow sweep as provided in this Section 3(b), the operation of the Borrowing Base Properties in any month results, on an aggregate basis, in negative Excess Cash Flow for such month (in each such case, such negative Excess Cash Flow is referred to herein as an “Operating Shortfall”), Administrative Borrower may request disbursement of the funds on deposit in the Excess Cash Flow Account in an amount not to exceed the Operating Shortfall for such month to pay expenses relating to the ownership, operation and maintenance of the Borrowing Base Properties; provided, however, such expenses shall be subject to the reasonable approval of Administrative Agent in each instance. Each disbursement from the Excess Cash Flow Account shall be subject to satisfaction of the following conditions precedent:
(A)Administrative Agent shall have received and approved a written disbursement request from Administrative Borrower;
(B)No Default or Event of Default shall have occurred and be continuing;

(C)Administrative Agent shall have received evidence satisfactory to Administrative Agent (it being understood that a certificate duly executed by Administrative Borrower shall be satisfactory) that all representations and warranties made hereunder or under any of the other Loan Documents are true, accurate and correct, subject to such matters, if any, as have been previously disclosed to Administrative Agent in writing, in all material respects as of the date of such disbursement, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and
(D)Administrative Agent shall have received such other information, documents, invoices, lien waivers and materials as may be reasonably required by Administrative Agent in connection with the requested disbursement.
(vii)During the existence of an Event of Default, Administrative Agent shall have the right to apply all amounts in the Excess Cash Flow Account in repayment of the Obligations in such order as Administrative Agent shall determine. Except as set forth in Section 3(b)(vi) above, Borrower shall have no right to any funds in the Excess Cash Flow Account until payment of the Obligations in full (other than contingent Obligations not yet due and payable and for which no demand has been made).
(c)Release of Borrowing Base Properties. Notwithstanding anything to the contrary set forth in the Loan Documents, including, without limitation, Sections 6.13 and 10.01 of the Credit Agreement, but without limitation of this Section 3(c), prior to the payment in full of the Obligations (other than contingent Obligations not yet due and payable and for which no demand has been made) and the termination of the Commitment of each Lender, no Borrowing Base Property shall be released from the lien of the applicable Security Instrument, and no Borrower shall be released from its obligations under the Loan Documents, unless such release is approved by Administrative Agent and the Required Lenders in each instance, which approval may be given or withheld by Administrative Agent and each such Lender in their sole and absolute discretion. Notwithstanding the foregoing, so long as no Default or Event of Default then exists (other than any Default or Event of Default that will be cured upon such release), Borrower shall be entitled to obtain a release of all, but not less than all, of the Borrowing Base Properties owned by the Sacramento Hotel Borrower and the Sacramento Garage Borrower (collectively, the “Sacramento Borrowing Base Properties”) from the lien of the applicable Security Instruments and the other Loan Documents in connection with a refinance of the Sacramento Borrowing Base Properties with a new loan from a third-party lender (a “Third Party Refinancing”) upon (i) the satisfaction of the conditions set forth in Section 6.13(a) of the Credit Agreement, and (ii) payment to Administrative Agent, in immediately available funds, of a release price equal to (A) the greater of (1) one hundred percent (100%) of the gross proceeds from such Third Party Refinancing as specified in the credit agreement and other loan documents for such refinancing, and (2) Seventy-Five Million Four Hundred Thousand and No/100 Dollars ($75,400,000.00), less (B) all ordinary and customary out-of-pocket closing costs incurred and paid by the Sacramento Hotel Borrower and the Sacramento Garage Borrower in connection with such Third Party Refinancing, as documented to the reasonable satisfaction of Administrative Agent.
(d)Minimum Property Condition.
(i)Borrower shall have no further obligation to comply with the Minimum Property Condition and the failure of Borrower to comply with the Minimum Property Condition shall not, in and of itself, constitute a Default or Event of Default under the Loan Documents.
(ii)Section 6.13(a)(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(vi)    intentionally omitted;”
(iii)Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“6.15 Intentionally Omitted.”
(e)Restricted Payments. Notwithstanding anything to the contrary set forth in the Loan Documents, including without limitation, Section 6.21(c) of the Credit Agreement or Section 3(d) of the First Modification, no Borrower shall make any cash Restricted Payment(s) prior to payment of the Obligations in full (other than contingent Obligations not yet due and payable and for which no demand has been made).
(f)Limited Waiver of Consolidated Fixed Charge Coverage Ratio for Specified Measurement Period. Borrower has informed Administrative Agent and Lenders that the Consolidated Group may fail to satisfy the Consolidated Fixed Charge Coverage Ratio for the Measurement Period ending on the September 30, 2024 Determination Date (the “Specified Measurement Period”) as required pursuant to Section 6.20(c) of the Credit Agreement. Borrower has requested and Administrative Agent and Lenders hereby agree to waive compliance with, and hereby waive any Default or Event of Default arising due to any failure to comply with, the Consolidated Fixed Charge Coverage Ratio requirement under Section 6.20(c) for the Specified Measurement Period only. The requirements of Section 6.20(c) of the Credit Agreement remain in full force and effect with respect to all Measurement Periods other than the Specified Measurement Period and shall be tested as of the end of each fiscal quarter ending after the September 30, 2024 Determination Date. The foregoing waiver is limited to the matter described above and the Specified Measurement Period only and shall not be construed to be a waiver of any other financial covenant, Measurement Period, provisions or terms of the Credit Agreement or other Loan Documents. No further waiver has been requested or granted.
(a)Post-Closing Pledge Obligations. Pursuant to Section 3(f) of the First Modification, as amended by the Letter Agreement, the Sacramento Hotel Borrower and the Sacramento Garage Borrower are required to cause each holder of any Equity Interest in such Borrower to pledge the same to Administrative Agent, for the benefit of Lenders, on or before October 14, 2024 (the “Sacramento Pledge Deadline”). The Sacramento Pledge Deadline is

hereby extended to November 30, 2024. The requirements of Section 3(f) of the First Modification, as amended by the Letter agreement and this Section 3(g), otherwise remain in full force and effect with respect to the pledge of all Equity Interest in each of the Sacramento Hotel Borrower and the Sacramento Garage Borrower.
(b)Borrowing Base Limitation. From and after the date hereof, clause (x) of the proviso in the definition of “Borrowing Base” in Section 1.01 of the Credit Agreement shall no longer be in effect and one hundred percent (100%) of the Borrowing Base may be comprised of office, retail, flex office/industrial, and standalone parking assets.
(c)Secured Obligations. Each Security Instrument is modified to secure payment and performance of the Facility, as amended to date, in addition to all other “Obligations” as therein defined. Notwithstanding the foregoing, certain obligations continue to be excluded from the Obligations, as provided in each such Security Instrument.
(d)Events of Default. Any failure by Borrower to perform or observe any term, covenant or agreement contained herein shall constitute an immediate Event of Default under Section 8.01(b) of the Credit Agreement.
4.Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent and the Lenders, in the exercise of their sole judgment:
(e)Administrative Agent and the Lenders shall have received fully executed counterparts of this Agreement and of the Consent and Reaffirmation attached hereto executed by Guarantor with respect to the Guaranty;
(a)(i) At least five (5) days prior to the Effective Date, all documentation and other information regarding Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of Borrower at least ten (10) days prior to the Effective Date, and (ii) to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied);
(f)Borrower shall have paid to Administrative Agent, for the ratable benefit of each Lender, a modification fee in an amount equal to five-hundredths of one percent of the aggregate Commitments in effect after the reduction of such Commitments pursuant to Section 3(a)(i) above; and
(g)Administrative Agent shall have received reimbursement, in immediately available funds, of all reasonable and documented costs and expenses incurred by Administrative

Agent in connection with this Agreement, including charges for title insurance (including endorsements), recording, filing and escrow charges, and reasonable and documented legal fees and expenses of Administrative Agent’s and the Lenders’ counsel, in each case, to the extent invoiced at least one (1) Business Day prior to the Effective Date.
5.Borrower’s Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders as follows:
(a)Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct, subject to such matters, if any, as have been previously disclosed to Administrative Agent in writing, in all material respects on and as of the Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(h)No Default. After giving effect to the waiver provided in Section 3(f) above, no Default or Event of Default has occurred and is continuing.
(i)Borrowing Entity. There have been no changes in the organization, composition, ownership structure or formation documents of any Borrower since the date of the Credit Agreement that would violate any restrictions set forth in the Loan Documents.
(d)Beneficial Ownership Certification. As of the Effective Date, to the best knowledge of Borrower, the information included in the Beneficial Ownership Certification provided by such Borrower on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.
6.Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
7.No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Administrative Agent nor any Lender under the Loan Documents. Administrative Agent and the Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Notes.
8.No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect. Nothing in this Agreement shall impair the lien of any Security Instrument, which as hereby amended shall remain one deed of trust with a power of sale, creating a first lien encumbering the Borrowing Base Property described therein.
9.Purpose and Effect of Administrative Agent’s and/or Lenders Approval. Administrative Agent’s and/or any Lender’s approval of any matter in connection with the Facility shall be for the sole purpose of protecting Administrative Agent’s and such Lender’s security and rights. Except as provided under Section 3(f) above, no such approval shall result in a waiver of any default of Borrower. In no event shall Administrative Agent’s and/or any Lender’s approval be a representation of any kind with regard to the matter being approved.

10.Reversal of Payments. If Administrative Agent receives any payments which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reversed and continue as if such payments or proceeds had not been received by Administrative Agent.
11.Course of Dealing. Administrative Agent, each Lender and Borrower hereby acknowledge and agree that at no time shall any prior or subsequent course of conduct by Borrower, Administrative Agent or any Lender directly or indirectly limit, impair or otherwise adversely affect any of Administrative Agent’s or any Lender’s rights, interests or remedies in connection with the Facility and the Loan Documents or obligate Administrative Agent or any Lender to agree to, or to negotiate or consider an agreement to, any waiver of any obligation or default by Borrower under any Loan Document or any amendment to any term or condition of any Loan Document.
12.Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
13.Release. As further inducement to the Administrative Agent and Lenders to enter into this Agreement, each Borrower hereby releases the Agent and the Lenders as follows:
(a)Borrowers and, by its execution of the attached Consent and Reaffirmation, each Guarantor and their respective heirs, successors and assigns (collectively, the “Releasing Parties”) do hereby release, acquit and forever discharge Administrative Agent and the Lenders (in their capacities as such) of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description, or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which exist as of the Effective Date and which in any way arise out of, are connected with or related to the Loan Documents or this Agreement (collectively, the “Released Claims”).
(b)The agreement of the Releasing Parties, as set forth in the preceding subparagraph (a) shall inure to the benefit of the respective successors, assigns, insurers, administrators, agents, employees, and representatives of Administrative Agent and the Lenders.
(c)The Releasing Parties have read the foregoing release, fully understand the legal consequences thereof and have obtained the advice of counsel with respect thereto. The

Releasing Parties further warrant and represent that they are authorized to make the foregoing release.
(d)To the extent that, notwithstanding the New York choice of law provisions of this Agreement and the other Loan Documents, California law is deemed to apply to the release provisions set forth herein, the Releasing Parties acknowledge and agree that they understand the meaning and effect of Section 1542 of the California Civil Code which provides:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
(e)Each Releasing Party acknowledges that the foregoing release shall extend to Released Claims which the Releasing Party does not know or suspect to exist in Releasing Party's favor at the time of executing this Agreement, regardless of whether such Released Claims, if known by such Releasing Party, would have materially affected such Releasing Party's decision to enter into this Agreement. Each Releasing Party waives and relinquishes any right or benefit which it has or may have under any provision of the statutory or nonstatutory law of any jurisdiction which provides to the contrary, to the full extent that it may lawfully waive all such rights and benefits. In connection with such waiver and relinquishment, each Releasing Party acknowledges that it is aware that it or its attorneys or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Section 13 or the other parties hereto, but that each Releasing Party intends hereby fully, finally and forever to settle, waive and release all of the Released Claims, known or unknown, suspected or unsuspected, which now exist or may exist hereafter between Releasing Parties, on the one hand, and Administrative Agent and the Lenders, on the other hand, in connection with the Loan Documents, except as otherwise expressly provided in this Section 13. This release shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.
(f)Each Releasing Party warrants and represents that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Claims released hereby and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person or entity any such claim or any portion thereof. If any Releasing Party shall have assigned or transferred, or purported to assign or transfer, any Released Claim released hereunder, then such Releasing Party shall indemnify Administrative Agent and the Lenders and hold Administrative Agent and the Lenders harmless from and against any loss, cost, claim or expense including but not limited to all costs related to the defense of any action, including reasonable attorneys’ fees, based upon, arising out of, or incurred as a result of any such assigned or transferred Released Claim.
(g)This release is not to be construed and does not constitute an admission of liability on the part of Administrative Agent or any Lender. This release shall constitute an absolute bar to any Released Claim of any kind, whether such claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable. The Releasing

Parties specifically agree that any attempt to assert a claim barred hereby shall subject each of them to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.
14.Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of New York, without regard to the choice of law rules of that State. As used here, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

9460 WILSHIRE BLVD (BH) OWNER, L.P.,
a Delaware limited partnership

By:    9460 Wilshire Blvd GP, LLC,
    a Delaware limited liability company,
    its general partner

    By: _____/s/ David Thompson____________
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

CIM/11600 WILSHIRE (LOS ANGELES), LP,
a Delaware limited partnership

By:    CIM/11600 Wilshire (Los Angeles) GP, LLC,
    a Delaware limited liability company,
    its general partner

    By: ____/s/ David Thompson______
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

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CIM/11620 WILSHIRE (LOS ANGELES), LP,
a Delaware limited partnership

By:    CIM/11620 Wilshire (Los Angeles) GP, LLC,
    a Delaware limited liability company,
    its general partner

    By: ____/s/ David Thompson_________
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

1130 HOWARD (SF) OWNER, L.P.,
a Delaware limited partnership

By:    1130 Howard (SF) GP, LLC,
    a Delaware limited liability company,
    its general partner

    By: ____/s/ David Thompson________
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

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CIM URBAN REIT PROPERTIES IX, L.P.,
a Delaware limited partnership

By:    CIM Urban REIT GP II, LLC,
    a Delaware limited liability company,
    its general partner

    By: ____/s/ David Thompson_________
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

CIM/J STREET HOTEL SACRAMENTO, L.P.,
a California limited partnership
By:    CIM/J Street Hotel Sacramento GP, LLC,
    a California limited liability company,
    its general partner

    By: ____/s/ David Thompson________
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

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TWO KAISER PLAZA (OAKLAND) OWNER, LLC, a Delaware limited liability company By: __/s/ David Thompson_________ Name: David Thompson Title: Vice President and Chief Financial Officer

CIM/J STREET GARAGE SACRAMENTO, L.P.,
a California limited partnership

By:    CIM/J Street Garage Sacramento GP, LLC,
    a California limited liability company,
    its general partner

    By: ____/s/ David Thompson__________
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

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JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent By:____/s/ Neil Laird Troeger_____ Name: Neil Laird Troeger Title: Authorized Officer

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JPMORGAN CHASE BANK, N.A., a national banking association, as Lender By:___ /s/ Neil Laird Troeger________ Name: Neil Laird Troeger Title: Authorized Officer

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BANK OF AMERICA, N.A., a national banking association, as Lender By:___/s/ Henry Yang____________ Name: Henry Yang Title: Senior Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender By:___/s/ David A. Robinson II_____ Name: David A. Robinson II Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender By:___/s/ Patrick Carter___________ Name: Patrick Carter Title: Senior Vice President

TRUIST BANK, as Lender By:___/s/ Doug Sears______________ Name: Doug Sears Title: Managing Director

COMERICA BANK, as Lender By:____/s/ Stephen Leskovsky__________ Name: Stephen Leskovsky Title: Vice President

Schedule 2.01
Commitments and Applicable Percentages

Revolving Commitments
Lender	Commitment	Applicable Percentage
JPMORGAN CHASE BANK, N.A.	$27,404,596.82	24.244775253%
BANK OF AMERICA, N.A.	$20,668,546.91	18.285409493%
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$19,183,217.77	16.971342673%
PNC BANK, NATIONAL ASSOCIATION	$18,372,041.70	16.253697327%
TRUIST BANK	$13,702,298.40	12.122387627%
COMERICA BANK	$13,702,298.40	12.122387627%

Total	$113,033,000.00	100.000000000%

Term Commitments
Lender	Commitment	Applicable Percentage
JPMORGAN CHASE BANK, N.A.	$13,632,837.12	24.244775245%
BANK OF AMERICA, N.A.	$10,281,885.76	18.285409497%
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$9,542,985.99	16.971342682%
PNC BANK, NATIONAL ASSOCIATION	$9,139,454.01	16.253697332%
TRUIST BANK	$6,816,418.56	12.122387622%
COMERICA BANK	$6,816,418.56	12.122387622%

Total	$56,230,000.00	100.000000000%

Schedule 2.01-1

Consent and Reaffirmation

Each of the undersigned (each, a “Guarantor”) hereby consents to the foregoing Second Modification Agreement (the “Modification Agreement”) and the transactions contemplated thereby (including the release provisions therein) and reaffirms its obligations under (a) that certain Amended and Restated Guaranty, dated as of December 16, 2022 (as amended, restated or otherwise modified from time to time, the “Guaranty”), and (b) that certain Amended and Restated Environmental Indemnity Agreement dated as of December 16, 2022 (as amended, restated or otherwise modified from time to time, the “Environmental Indemnity”), and agrees that the obligations of Borrower guaranteed under such Guaranty include, without limitation, the obligation of Borrower to repay the principal amount of the Facility, as such Facility has been modified pursuant to the terms of the Modification Agreement, on the terms and conditions set forth in such Guaranty. In addition, Guarantor acknowledges that its obligations under the Guaranty and the Environmental Indemnity are separate and distinct from those of Borrower on the Facility. Capitalized terms used herein without definition have the meanings ascribed to them in the Modification Agreement.
    Dated as of the Effective Date.

GUARANTOR:

CIM URBAN PARTNERS, L.P.,
a Delaware limited partnership

By:    Urban Partners GP, LLC,
    a Delaware limited liability company,
    its general partner

    By: __/s/ David Thompson______
    Name: David Thompson
    Title: Vice President and Chief Financial Officer

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION, a Maryland corporation By: __/s/ David Thompson_______ Name: David Thompson Title: Chief Executive Officer

    Guarantor Consent and Reaffirmation